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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus Supplement of Household Mortgage Loan Trust 2003-HC2, relating to Closed-End Mortgage Loan Asset Backed Notes, Series 2003-HC2 comprising part of the Registration Statement (No. 333-89800) of Household Mortgage Funding Corporation III, of our reports, dated January 31, 2003, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
October 8, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS